As filed with the Securities and Exchange Commission on June 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	51-0323571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

(703) 848-8600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

W. Ming Shao

Senior Executive Vice President & General Counsel and Secretary

MicroStrategy Incorporated

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

(703) 848-8600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Thomas S. Ward

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering of Securities
Class A Common Stock, par value $0.001 per share	(1)	(1)	(1)	(1)
Primary Offering of Class A Common Stock
Class A Common Stock, par value $0.001 per share	$1,000,000,000	(2)	$1,000,000,000	$109,100.00

(1)

Pursuant to Form S-3 General Instructions II.E this information is not required to be included. An indeterminate amount of class A common stock being registered as may from time to time be offered hereunder at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of class A common stock that may be offered or issued in connection with any stock split or stock dividend. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(2)

The filing fee in connection with the shares of class A common stock that may be issued and sold from time to time pursuant to the sales agreement prospectus included herein of $109,100.00 is calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of an indeterminate amount of class A common stock from time to time in one or more offerings; and

•

a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of up to $1,000,000,000 of our class A common stock that may be issued and sold from time to time under an Open Market Sale AgreementSM (the “sales agreement”) with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any class A common stock to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the class A common stock to be issued and sold under the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus.

PROSPECTUS

Class A Common Stock

We may offer and sell shares of our class A common stock from time to time in one or more offerings. This prospectus describes the terms of our class A common stock and the general manner in which our class A common stock will be offered. We will describe the specific manner in which our class A common stock will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer our class A common stock in amounts, at prices and on terms determined at the time of offering. Our class A common stock may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell our class A common stock, we will name them and describe their compensation in a prospectus supplement.

Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.”

Investing in our class A common stock involves significant risks. Risks associated with investment in our class A common stock will be included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus, as described under “RISK FACTORS” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell our class A common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of our class A common stock. Each time we sell our class A common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the class A common stock described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “MicroStrategy,” the “Company,” “we,” “us,” and “our” refer to MicroStrategy Incorporated and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.microstrategy.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the class A common stock we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-24435) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the class A common stock under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 12, 2021;

•

The information in our proxy statement filed on April 15, 2021, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, as filed with the SEC on April 29, 2021;

•

Current Reports on Form 8-K as filed with the SEC on January  22, 2021, February  2, 2021, February  17, 2021, February  19, 2021, March  1, 2021, March  5, 2021, March  12, 2021, April  5, 2021, April  12, 2021, May  13, 2021, May  18, 2021, June  2, 2021, June  7, 2021, June  8, 2021 and June 14, 2021; and

•

The description of our class A common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June  10, 1998, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 14, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1850 Towers Crescent Plaza

Tysons Corner, Virginia

703-848-8600

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors that could cause actual results to differ materially include, without limitation:

•	our bitcoin acquisition strategy exposes us to various risks associated with bitcoin;

•

fluctuations in the price of bitcoin, which may be influenced by highly uncertain regulatory, commercial, and technical factors, may significantly influence the market price of our class A common stock;

•	our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to bitcoin holdings;

•	our bitcoin holdings could subject us to regulatory scrutiny;

•	the concentration of our bitcoin holdings enhances the risks inherent in our bitcoin acquisition strategy;

•	our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•	if we or our third-party service providers experience a security breach or cyberattack, or if our private key is lost or destroyed, we may lose some or all of our bitcoin;

•

we depend on revenue from a single software platform, and a substantial customer shift from a product license model to a cloud subscription model could negatively affect the timing of revenue recognition;

•	our results in any particular period may depend on large transactions that involve longer and less predictable sales cycles;

•	we may fail to maintain successful relationships with our channel partners which could adversely affect our business, operating results, and financial condition;

•	our recognition of deferred revenue and advance payments may not be representative of revenues for succeeding periods;

•	we operate in an industry marked by rapid technological change and intense competition, and we may be unable to develop new offerings and deliver our products at a competitive price;

•

the performance of our software may be impacted by changes in third party-software, new industry standards and errors, bugs and security vulnerabilities that could materially adversely affect the operation of and demand for our existing software, reduce our revenue, and lead to litigation claims against us;

•	business disruptions, including as a result of the COVID-19 pandemic, could materially adversely affect our operating results or result in a material weakness in our internal controls;

•	our international operations are complex and expose us to additional risks;

•	we or our third-party service providers may be the target of cybersecurity attacks or security breaches, which may harm our reputation and demand for our offerings and may disrupt our operations;

•	changes in, or any failure to comply with, laws or regulations relating to privacy or the collection, processing and storage of personal data could materially adversely affect our business;

•	the market price of our class A common stock has been and may continue to be volatile;

•

because of the rights of our two classes of common stock and because we are controlled by Michael J. Saylor, Mr. Saylor could prevent a third party from acquiring us, or limit the ability of our other stockholders to influence corporate matters, which could make our class A common stock less attractive;

•	we may sell shares of our class A common stock, convertible debt instruments or other convertible securities which could depress the price of our class A common stock;

•	servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our indebtedness;

•	we may be required to repay our senior secured notes prior to their stated maturity date;

•	we may not have the ability to raise the funds necessary to settle conversions of our outstanding convertible notes in cash or to repurchase the notes upon a fundamental change;

•	the conditional conversion feature of our outstanding convertible notes, if triggered, may adversely affect our financial condition and operating results;

•

the accounting method for convertible debt securities that may be settled in cash and/or shares, such as our outstanding convertible notes, could have a material effect on our diluted earnings per share; and

•	the other risks detailed in the “Risk Factors” sections incorporated by reference in this prospectus or contained or incorporated by reference in any prospectus supplement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

MICROSTRATEGY INCORPORATED

MicroStrategy® pursues two corporate strategies in the operation of its business. One strategy is to acquire and hold bitcoin and the other strategy is to grow our enterprise analytics software business.

In the first quarter of 2021, we determined to pursue as part of our overall corporate strategy, a strategy of acquiring bitcoin with our liquid assets that exceed working capital requirements, and from time to time, subject to market conditions, issuing debt or equity securities in capital raising transactions with the objective of using the proceeds to purchase bitcoin. Under this corporate strategy, we also periodically engage in activities to educate the market regarding bitcoin. We believe that our bitcoin acquisition strategy is complementary to our enterprise analytics software and services business, as we believe that our bitcoin and related activities in support of the bitcoin network enhance awareness of our brand and can provide opportunities to secure new customers for our analytics offerings. We are also exploring opportunities to apply bitcoin-related technologies such as blockchain analytics into our software offerings.

We view our bitcoin holdings as long-term holdings, and we do not plan to engage in regular trading of bitcoin and have not hedged or otherwise entered into derivative contracts with respect to our bitcoin holdings, though we may sell bitcoin in future periods as needed to generate cash for treasury management and other general corporate purposes. We have not targeted any specific amount of bitcoin holdings, and we will continue to monitor market conditions in determining whether to conduct debt or equity financings to purchase additional bitcoin.

As a global leader in enterprise analytics software and services, our vision is to enable Intelligence Everywhere. Our core offering, MicroStrategy 2021™, helps achieve this vision by delivering actionable intelligence and modern analytics on an open, comprehensive enterprise platform. MicroStrategy 2021 allows our customers to build high-performance, governed, and secure applications that can scale across their enterprises. Our platform is designed to empower the entire workforce with intelligence through the following differentiated features:

•

Modern Analytics: Our platform delivers insights to users across multiple devices via our HyperIntelligence® offerings, visualization and reporting capabilities, mobility features, and custom applications. Our downloadable tools and applications, including MicroStrategy Mobile™, Workstation, HyperIntelligence, and the new MicroStrategy App for business users, are now released monthly, increasing the velocity at which we release performance updates, security improvements, and new features to our users.

•

Open, Federated Architecture: We are committed to delivering the most open analytics platform on the market. MicroStrategy 2021 integrates with Microsoft Excel, Power BI, Tableau, Jupyter, and RStudio to provide business users, analysts, and data scientists with the flexibility to leverage trusted data from our platform directly within the client applications they are accustomed to. Developers can also access a broad set of features and product workflows through our comprehensive set of Representational State Transfer (“REST”) APIs, including attribute and metric selectors, in-canvas filter selectors, and filter panel values.

•

Enterprise Platform: MicroStrategy 2021 is our most secure, feature-rich, and performant platform ever, with a comprehensive set of features for superior administration, security, and architecture. Administrators and other users can now securely create and edit multi-content subscriptions to personalized analytics, allowing multiple reports, documents, and dossiers to be added to a single subscription. Customers can also choose from three deployment options: on premises, the customer’s cloud environment, or the MicroStrategy Cloud™ Environment.

Our customers include leading global organizations from a wide range of industries, including retail, consulting, technology, manufacturing, banking, insurance, finance, healthcare, telecommunications, as well as the public sector.

Our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, VA 22182, and our telephone number is (703) 848-8600. Our website address is www.microstrategy.com. Website materials are not part of, and are not incorporated by reference into, this prospectus.

The trademarks and registered trademarks of MicroStrategy and its subsidiaries referred to herein include, but are not limited to, MicroStrategy, MicroStrategy 2021, HyperIntelligence, MicroStrategy Mobile, and MicroStrategy Cloud. Third-party product and company names mentioned herein may be the trademarks of their respective owners.

RISK FACTORS

Investing in our class A common stock involves risks. Before you make a decision to buy our class A common stock, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our class A common stock we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any class A common stock offered under this prospectus for general corporate purposes, including the acquisition of bitcoin, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our second amended and restated certificate of incorporation (“Certificate”), our amended and restated bylaws (“Bylaws”) and applicable provisions of Delaware corporate law. You should read our Certificate and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 330,000,000 shares of class A common stock, par value $0.001 per share (“class A common stock”), 165,000,000 shares of class B common stock, par value $0.001 per share (“class B common stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (“preferred stock”). As of June 11, 2021, 7,782,568 shares of class A common stock were outstanding, 1,964,025 shares of class B common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our Bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority voting power of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors, the chairman of the board of directors, or a committee of the board of directors which has been duly designated by the board of directors, and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings.

Voting Rights. On all matters to be voted upon by stockholders, including the election of directors, each holder of (i) class A common stock is entitled to one vote for each share held of record and (ii) class B common stock is entitled to ten votes for each share held of record. Holders of class A common stock and class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may be required by Delaware law or as otherwise expressly specified in our Certificate. Our Certificate and Bylaws do not provide for cumulative voting rights. Except as otherwise provided by law, our Certificate or our Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the votes cast by stockholders entitled to vote on the subject matter, present in person or represented by proxy at a meeting at which a quorum is present, shall be the act of the stockholders. Directors shall be elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors, present in person or represented by proxy at a meeting at which a quorum is present.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our Certificate, dividends may be declared and paid or set aside for payment on each class of common stock out of legally available assets or funds when and as declared by the board of directors. We may not make any dividend or distribution with respect to any class of our common stock unless at the same time we make a ratable dividend or distribution with respect to each outstanding share of our common stock, regardless of class. In the case of a stock dividend or other distribution payable in shares of a class of common stock, only shares of class A common stock may be distributed with respect to class A common stock and only shares of class B common stock may be distributed with respect to class B common stock, and the number of shares of common stock payable per share must be equal for each class. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of each class of our common stock.

Other Rights. Holders of the class A common stock and class B common stock have no right to:

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of class A common stock and class B common stock are not required to make additional capital contributions. Shares of class A common stock are not convertible into any other shares of our capital stock. Each share of class B common stock is convertible into one share of class A common stock (i) at any time at the option of the holder and (ii) automatically upon the sale, assignment, gift or other transfer of such class B common stock share, except where such sale, assignment, gift or other transfer was (x) approved in advance by the holders of a majority of the class B common stock outstanding, voting separately as a class, or (y) effected as a result of the death of the transferor, in which case, such transfer may be approved by the holders of a majority of the class B common stock outstanding, voting separately as a class, within thirty (30) days of such transfer.

Equal Status. Except as expressly provided in our Certificate, shares of class A common stock and class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of class B common stock, and the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of class B common stock; provided, however, that in any transaction in which shares of capital stock are distributed to holders of common stock, the shares of capital stock distributed to holders of class A common stock and class B common stock may differ, but only to the extent that the class A common stock and the class B common stock differ in our Certificate.

Transfer Agent and Registrar. American Stock Transfer & Trust Co., LLC is the transfer agent and registrar for the class A common stock and the class B common stock.

Listing. Our class A common stock is listed on the Nasdaq Global Select Market under the symbol “MSTR.” Our class B common stock is not listed on any securities exchange or automated quotation system.

Preferred Stock

We may issue one or more series of “blank check” preferred stock upon authorization of our board of directors. Our board of directors is also authorized to fix the voting powers, designations, preferences and the relative participating, optional or other special rights, qualifications, limitations or restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board of directors may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred stock based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Provisions of Our Certificate and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our Certificate and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our class A common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our class A common stock.

Dual Class Stock. Our Certificate provides for a dual class common stock structure, which provides Michael J. Saylor, our founder, chairman of the board of directors, and chief executive officer, with the ability to control the outcome of matters requiring stockholder approval, even though he owns less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Our Certificate allows holders of class B common stock to transfer shares of class B common stock, subject to the approval of stockholders holding a majority of the outstanding class B common stock. Therefore, Mr. Saylor could transfer voting control of MicroStrategy to a third party without the approval of our board of directors or our other stockholders.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our Certificate provides otherwise. Our Certificate does not provide for cumulative voting.

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Board Vacancies Filled Only by Majority of Directors Then in Office. Vacancies and newly created seats on our board of directors may be filled only by our board of directors. Furthermore, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board of directors makes it more difficult to change the composition of our board of directors.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

These provisions of our Certificate and Bylaws and Delaware law may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our common stock and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

PLAN OF DISTRIBUTION

We may sell our class A common stock:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue our class A common stock as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our class A common stock through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase our class A common stock, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of our class A common stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of our class A common stock and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of our class A common stock, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the class A common stock;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	the exchange on which the class A common stock will be listed.

If any underwriters or agents are utilized in the sale of the class A common stock in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the class A common stock in respect of which this prospectus is delivered, we will sell such class A common stock to the dealer, as principal. The dealer may then resell such class A common stock to the public at varying prices to be determined by such dealer at the time of resale.

If we offer class A common stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the class A common stock they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase class A common stock from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of class A common stock sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the class A common stock covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the class A common stock is also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such class A common stock not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of our class A common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our class A common stock. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of our class A common stock, the underwriters may bid for and purchase class A common stock in the open market. Finally, in any offering of our class A common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the class A common stock in the offering if the syndicate repurchases previously distributed class A common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the class A common stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your class A common stock may be more than two scheduled business days after the trade date for your class A common stock. Accordingly, in such a case, if you wish to trade class A common stock on any date prior to the second business day before the original issue date for your class A common stock, you will be required, by virtue of the fact that your class A common stock initially is expected to settle in more than two scheduled business days after the trade date for your class A common stock, to make alternative settlement arrangements to prevent a failed settlement.

We can make no assurance as to the liquidity of or the existence of trading markets for any of the class A common stock.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the class A common stock in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of MicroStrategy Incorporated as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Class A Common Stock

PROSPECTUS

June 14, 2021

PROSPECTUS

Up to $1,000,000,000

Class A Common Stock

We have entered into an Open Market Sale AgreementSM (the “sales agreement”) with Jefferies LLC (“Jefferies”), dated June 14, 2021, relating to the sale of shares of our class A common stock, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus, we may offer and sell shares of our class A common stock having an aggregate offering price of up to $1,000,000,000 from time to time through Jefferies, acting as our agent.

Our class A common stock is listed on The Nasdaq Global Select Market under the trading symbol “MSTR.” On June 11, 2021, the last sale price of our class A common stock as reported on The Nasdaq Global Select Market was $516.44 per share.

Sales of our class A common stock, if any, under this prospectus may be made at market prices by any method permitted by law that are deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The compensation to Jefferies for sales of class A common stock sold pursuant to the sales agreement will be up to 2% of the gross proceeds of any shares of class A common stock sold under the sales agreement. In connection with the sale of the class A common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including civil liabilities under the Securities Act or Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our business and an investment in our class A common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page SA-12 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Jefferies

June 14, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus, we may from time to time sell shares of our class A common stock having an aggregate offering price of up to $1,000,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

Before purchasing any of the class A common stock that we are offering, you should carefully read this prospectus and all of the information contained in the documents incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Jefferies has not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus filed by or on behalf of or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and Jefferies has not, authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or class A common stock is sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “MicroStrategy,” the “Company,” “we,” “us,” and “our” refer to MicroStrategy Incorporated and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors that could cause actual results to differ materially include, without limitation:

•	our bitcoin acquisition strategy exposes us to various risks associated with bitcoin;

•

fluctuations in the price of bitcoin, which may be influenced by highly uncertain regulatory, commercial, and technical factors, may significantly influence the market price of our class A common stock;

•	our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to bitcoin holdings;

•	our bitcoin holdings could subject us to regulatory scrutiny;

•	the concentration of our bitcoin holdings enhances the risks inherent in our bitcoin acquisition strategy;

•	our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•	if we or our third-party service providers experience a security breach or cyberattack, or if our private key is lost or destroyed, we may lose some or all of our bitcoin;

•

we depend on revenue from a single software platform, and a substantial customer shift from a product license model to a cloud subscription model could negatively affect the timing of revenue recognition;

•	our results in any particular period may depend on large transactions that involve longer and less predictable sales cycles;

•	we may fail to maintain successful relationships with our channel partners which could adversely affect our business, operating results, and financial condition;

•	our recognition of deferred revenue and advance payments may not be representative of revenues for succeeding periods;

•	we operate in an industry marked by rapid technological change and intense competition, and we may be unable to develop new offerings and deliver our products at a competitive price;

•

the performance of our software may be impacted by changes in third party-software, new industry standards and errors, bugs and security vulnerabilities that could materially adversely affect the operation of and demand for our existing software, reduce our revenue, and lead to litigation claims against us;

•	business disruptions, including as a result of the COVID-19 pandemic, could materially adversely affect our operating results or result in a material weakness in our internal controls;

•	our international operations are complex and expose us to additional risks;

•	we or our third-party service providers may be the target of cybersecurity attacks or security breaches, which may harm our reputation and demand for our offerings and may disrupt our operations;

•	changes in, or any failure to comply with, laws or regulations relating to privacy or the collection, processing and storage of personal data could materially adversely affect our business;

•	the market price of our class A common stock has been and may continue to be volatile;

•

because of the rights of our two classes of common stock and because we are controlled by Michael J. Saylor, Mr. Saylor could prevent a third party from acquiring us, or limit the ability of our other stockholders to influence corporate matters, which could make our class A common stock less attractive;

•	we may sell shares of our class A common stock, convertible debt instruments or other convertible securities which could depress the price of our class A common stock;

•	servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our indebtedness;

•	we may be required to repay our senior secured notes prior to their stated maturity date;

•	we may not have the ability to raise the funds necessary to settle conversions of our outstanding convertible notes in cash or to repurchase the notes upon a fundamental change;

•	the conditional conversion feature of our outstanding convertible notes, if triggered, may adversely affect our financial condition and operating results;

•

the accounting method for convertible debt securities that may be settled in cash and/or shares, such as our outstanding convertible notes, could have a material effect on our diluted earnings per share; and

•	the other risks detailed in the “Risk Factors” sections contained or incorporated by reference in this prospectus.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our class A common stock discussed under “Risk Factors” beginning on page SA-12 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Our Business and Strategy

MicroStrategy® pursues two corporate strategies in the operation of its business. One strategy is to acquire and hold bitcoin and the other strategy is to grow our enterprise analytics software business.

In the first quarter of 2021, we determined to pursue as part of our overall corporate strategy, a strategy of acquiring bitcoin with our liquid assets that exceed working capital requirements, and from time to time, subject to market conditions, issuing debt or equity securities in capital raising transactions with the objective of using the proceeds to purchase bitcoin. We believe that bitcoin is attractive because it can serve as a store of value, supported by a robust and public open source architecture, that is untethered to sovereign monetary policy and can therefore serve as a hedge against inflation. We also believe that bitcoin offers additional opportunity for appreciation in value with increasing adoption due to its limited supply. Under this corporate strategy, we also periodically engage in activities to educate the market regarding bitcoin. We believe that our bitcoin acquisition strategy is complementary to our enterprise analytics software and services business, as we believe that our bitcoin and related activities in support of the bitcoin network enhance awareness of our brand and can provide opportunities to secure new customers for our analytics offerings. We are also exploring opportunities to apply bitcoin-related technologies such as blockchain analytics into our software offerings.

We view our bitcoin holdings as long-term holdings, and we do not plan to engage in regular trading of bitcoin and have not hedged or otherwise entered into derivative contracts with respect to our bitcoin holdings, though we may sell bitcoin in future periods as needed to generate cash for treasury management and other general corporate purposes. We have not targeted any specific amount of bitcoin holdings, and we will continue to monitor market conditions in determining whether to conduct debt or equity financings to purchase additional bitcoin.

Our Bitcoin Acquisition Strategy

In September 2020, our board of directors adopted a Treasury Reserve Policy (as amended to date, the “Treasury Reserve Policy”) that updated our treasury management and capital allocation strategies, under which our treasury reserve assets will consist of:

•	cash and cash equivalents and short-term investments (“Cash Assets”) held by us that exceed working capital requirements; and

•	bitcoin held by us, with bitcoin serving as the primary treasury reserve asset on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets.

In the first quarter of 2021, we adopted, in addition to and in conjunction with our Treasury Reserve Policy, a corporate strategy of acquiring and holding bitcoin, and from time to time, subject to market conditions, issuing debt or equity securities in capital raising transactions with the objective of using the proceeds to purchase bitcoin.

As of June 4, 2021, we held approximately 92,079 bitcoins that were acquired at an aggregate purchase price of $2.251 billion and an average purchase price of approximately $24,450 per bitcoin, inclusive of fees and expenses. We expect to purchase additional bitcoin in future periods, including with the net proceeds from this offering as described under “Use of Proceeds,” though we may also sell bitcoin in future periods as needed to generate Cash Assets for treasury management purposes.

Overview of Bitcoin

Bitcoin is a digital asset that is issued by and transmitted through an open source protocol collectively maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger, known as the bitcoin blockchain, on which bitcoin holdings and transactions in bitcoin are recorded. Balances of bitcoin are stored in individual “wallet” functions, which associate network public addresses with a “private key” that controls the transfer of bitcoin. The bitcoin blockchain can be updated without any single entity owning or operating the network. New bitcoin is created and allocated by the protocol that governs bitcoin through a “mining” process that rewards users that verify transactions in the bitcoin blockchain. The bitcoin protocol limits the total issuance of bitcoin over time to 21 million.

Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on bitcoin trading platforms, which operate 24-hours-a-day, 7-days-a-week and are not regulated in as comprehensive a manner as traditional securities exchanges. As a result, trading on these markets is likely more subject to manipulation than on securities markets regulated by the SEC, and pricing on these markets likely affects such manipulative activity. In addition to these platforms, over-the-counter markets and derivatives markets for bitcoin also exist; however, these markets are still maturing and many are unregulated.

Potential Advantages and Disadvantages of Holding Bitcoin

We believe that bitcoin is attractive because it can serve as a store of value, supported by a robust and public open source architecture, that is untethered to sovereign monetary policy and can therefore serve as a hedge against inflation. Bitcoin exists entirely in electronic form, as virtually irreversible public transaction ledger entries on the blockchain, and transactions in bitcoin are recorded and authenticated not by a central repository, but by a decentralized peer-to-peer network. This decentralization avoids certain threats common to centralized computer networks, such as denial of service attacks, and reduces the dependency of the bitcoin network on any single system. While the bitcoin network as a whole is decentralized, the private keys used to access bitcoin balances are not widely distributed and are held on hardware (which can be physically controlled by the holder or by a third party such as a custodian) or via software programs on third-party servers and loss of such private keys results in an inability to access, and effective loss of, the corresponding bitcoin. Consequently, bitcoin holdings are susceptible to all of the risks inherent in holding any electronic data, such as power failure, data corruption, security breach, communication failure, and user error, among others. These risks, in turn, make bitcoin subject to theft, destruction, or loss of value from hackers, corruption, or technology-specific factors such as viruses that do not affect conventional fiat currency. In addition, the bitcoin network relies on open source developers to maintain and improve the bitcoin protocol. Accordingly, bitcoin may be subject to protocol design changes, governance disputes such as “forked” protocols, competing protocols, and other open source-specific risks that do not affect conventional proprietary software.

We believe that in the context of the economic and public health crisis precipitated by COVID-19 and the unprecedented government financial stimulus measures adopted around the world, decreasing interest rates, as well as the breakdown of trust in and between political institutions and political parties in the United States and globally, bitcoin represents a more attractive store of value than fiat currency, and further that opportunity for appreciation in the value of bitcoin exists in the event that such factors lead to even more widespread adoption of bitcoin as a treasury reserve alternative.

Government Regulation

Activities involving bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and are subject to U.S. federal, state and local laws, as well as laws of foreign jurisdictions where applicable. Businesses that are engaged in the transmission and custody of bitcoin and other digital assets, including brokers and custodians, can be subject to U.S. Treasury Department regulations as money services businesses as well as state money transmitter licensing requirements. Bitcoin and other digital assets are subject to anti-fraud regulations under federal and state commodity laws, and digital asset derivative instruments are substantively regulated by the U.S. Commodity Futures Trading Commission. Certain jurisdictions, including, among others, New York and a number of countries outside the United States, have developed regulatory requirements specifically for digital assets and companies that transact in them.

In addition, since transactions in bitcoin provide a reasonable degree of pseudo anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse (even if untrue), could lead to greater regulatory oversight of bitcoin platforms, and there is the possibility that law enforcement agencies could close bitcoin platforms or other bitcoin-related infrastructure with little or no notice and prevent users from accessing or retrieving bitcoin held via such platforms or infrastructure. For example, in her January 2021 nomination hearing before the Senate Finance Committee, Treasury Secretary Janet Yellen noted that cryptocurrencies have the potential to improve the efficiency of the financial system but that they can be used to finance terrorism, facilitate money laundering, and support malign activities that threaten U.S. national security interests and the integrity of the U.S. and international financial systems. Accordingly, Secretary Yellen expressed her view that federal regulators needed to look closely at how to encourage the use of cryptocurrencies for legitimate activities while curtailing their use for malign and illegal activities. Furthermore, in December 2020, the Financial Crimes Enforcement Network (“FinCEN”), a unit of the Treasury Department focused on money laundering, proposed a new set of rules for cryptocurrency-based exchanges aimed at reducing the use of cryptocurrencies for money laundering. These proposed rules would require filing reports with FinCEN regarding cryptocurrency transactions in excess of $10,000 and also impose record-keeping requirements for cryptocurrency transactions in excess of $3,000 involving users who manage their own private keys. In January 2021, the Biden Administration issued a memorandum freezing federal rulemaking, including these proposed FinCEN rules, to provide additional time for the Biden Administration to review the rulemaking that had been proposed by the Trump Administration. In May 2021, the U.S. Treasury Department announced proposed changes to reporting requirements relating to cryptocurrency transactions that would require transfers of digital assets exceeding $10,000 to be reported to the Internal Revenue Service. These changes were announced as part of the Biden Administration’s American Families Plan and its broader tax compliance initiatives. In making the announcement, the U.S. Treasury Department emphasized the significant detection problem presented by the use of cryptocurrencies and the role that cryptocurrencies play in illegal activities including tax evasion.

Our Enterprise Analytics Software Business

As a global leader in enterprise analytics software and services, our vision is to enable Intelligence Everywhere. Our core offering, MicroStrategy 2021™, helps achieve this vision by delivering actionable intelligence and modern analytics on an open, comprehensive enterprise platform. MicroStrategy 2021 allows our customers to build high-performance, governed, and secure applications that can scale across their enterprises.

Our Products and Services

Our core product offering is our software platform. In December 2020, we released MicroStrategy 2021, the newest release of our flagship enterprise analytics platform, which provides customers with the following features:

•

Modern Analytics: We offer a modern analytics experience by delivering insights across multiple devices to users via our HyperIntelligence® products, visualization and reporting capabilities, mobility features, and custom applications developed on our platform.

•

HyperIntelligence—Our platform improves business processes by providing cards with contextual intelligence, suggestions and workflows directly within the websites, applications and mobile devices that people rely on every day. For example, users can simply hover over a highlighted word on a website to instantly bring up relevant, contextual insights on key data.

•

Data Visualization and Reporting—Our platform uses Dossier®, our self-service dashboarding tool, that provides users with the formatting, layout and input controls they need to build beautiful analytics applications.

•

Transformational Mobility—Our platform empowers the increasingly mobile workforce to make decisions and take action quickly on-the-go. It delivers more ways for organizations to quickly deploy mobile productivity apps for a variety of business functions and roles on any standard device.

•	Custom Applications—Our platform enables users to create highly customized web and mobile applications using the Document tool.

•	Open, Federated Architecture: Our strategy is to embrace innovation and deliver the most open analytics platform on the market.

•

Federated Analytics—Our platform provides analysts and data scientists with seamless access to trusted, governed data directly within their favorite tools. MicroStrategy 2021 includes integrations with Microsoft Excel, Power BI and Tableau to provide users with the flexibility to leverage trusted data from MicroStrategy directly within the client applications they are accustomed to. MicroStrategy 2021 also provides integrations for Jupyter and R Studio to enable data scientists to connect to published MicroStrategy data, leverage it in their tools and publish updated data back into MicroStrategy 2021—all without leaving Jupyter or R Studio.

•

APIs and Gateways—Our gateways, application programming interfaces (“APIs”) and connectors enable MicroStrategy 2021 to integrate with the most popular enterprise platforms and tools. In addition to over 200 connectors to popular drivers and gateways to enterprise assets, we offer a comprehensive set of Representational State Transfer (“REST”) APIs that makes it easy to embed the platform in packaged and custom applications, workflows, and devices.

•

Multiple Deployment Options—We also believe that customers should have the choice of where to deploy their analytics platform without compromising functionality. Our fully featured platform can be deployed in three ways: on premises, the customer’s cloud environment, or the MicroStrategy Cloud™ Environment (“MCE”). MCE is a cloud subscription service that allows customers to deploy the platform on Amazon Web Services (“AWS”) or Microsoft Azure environments hosted and managed by us.

•

Enterprise Platform: Our platform is designed to securely scale analytics across the enterprise. MicroStrategy 2021 has the tools that enable organizations to deliver secure, high-performance applications at scale.

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Enterprise Semantic Graph™—The engine of our platform is our proprietary Enterprise Semantic Graph, which provides a structured view of a company’s data assets by organizing them into understandable business terms. Our Enterprise Semantic Graph also enriches metadata content with real-time location intelligence and content and system usage telemetry. The Enterprise Semantic Graph allows users to have a consistent and secure view across multiple data sources to deliver a single version of truth.

•	Scalability—Our platform powers some of the largest business intelligence deployments in the world. Our platform is designed to scale efficiently to hundreds of thousands of users, with millions of personalized queries, across hundreds of applications, built on top of the largest datasets.

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Security—Our platform includes a comprehensive set of features for superior administration, security and architecture, including role-based access to both row and column data. We offer integrated digital identity solutions designed to deliver seamless, user-friendly authentication and real-time telemetry applications for location intelligence.

Through our MicroStrategy Support, MicroStrategy Consulting™ and MicroStrategy Education™ services, we help customers better leverage our platform by offering a comprehensive set of innovative services to deploy, optimize, and maintain their business intelligence platform.

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MicroStrategy Support: Our global network of MicroStrategy-certified support experts brings a wealth of experience and knowledge to help customers achieve their system availability and uptime goals and to improve the overall customer experience through highly responsive troubleshooting and proactive technical product support. Standard support is included in each customer’s maintenance plan. For additional services, customers can choose one of our three premium support options – extended support, premier support or elite support. With these premium support options, customers can receive extended coverage and enhanced service at each touchpoint.

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MicroStrategy Consulting: We believe our consulting services materially complement our software by increasing customer adoption and helping our customers achieve returns on investment derived from better understanding their data. Many companies want to better utilize their data to provide actionable insights but lack the internal expertise to define requirements and deliver solutions. MicroStrategy Consulting provides customers with architecture and implementation services to help them quickly realize results. Our consultants serve as critical resources for operations and maintenance and end-to-end, full-lifecycle projects that develop, deploy and operate our customers’ business intelligence environments. With thousands of successful projects delivered to customers worldwide spanning all major industries, our consultants apply industry best practices to guide our customers in defining, developing, and delivering business analytics solutions. MicroStrategy Consulting operates worldwide across North America, Latin America, South America, Europe, the Middle East, Africa and the Asia Pacific region, with consultants from our local offices and our Global Delivery Center™ in Warsaw, Poland.

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MicroStrategy Education: We believe the path to the Intelligent Enterprise™ involves skill-specific paths of learning. To help organizations maximize the utility, adoption and performance of their MicroStrategy deployments, MicroStrategy Education offers free and paid learning options. MicroStrategy Education is available worldwide in multiple languages and a variety of formats.

Sales and Services

MicroStrategy sells its platform in two basic ways. The first way is to sell product licenses to customers for them to deploy the platform on their infrastructure either on premises or in the customer’s cloud environment. The second way is to sell customers MCE, a cloud subscription service, so they can access our software in a cloud environment that is hosted and managed by us. In November 2020, we also introduced a new HyperIntelligence cloud subscription service offering, called Hyper.Now™. Hyper.Now allows anybody to launch a HyperIntelligence environment, hosted by MicroStrategy, directly from our website. Revenues from product license sales comprise product licenses revenues and revenues from cloud subscriptions comprise subscription services revenues. Currently, the vast majority of our product sales are product license sales.

MicroStrategy sells through our dedicated enterprise sales force and channel partners to increase market coverage in both domestic and international markets. We provide financial incentives for our channel partners to market and distribute our offerings. In addition, we offer a wide range of services that provide support in the discovery, planning, development and deployment stages of a MicroStrategy offering.

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Dedicated Sales Force: We market our offerings chiefly through our direct sales force. We have sales offices in locations throughout the world and use channel partners in several countries where we do not have sales offices.

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Channel Partners: We have established strategic alliances with third-party vendors to help facilitate our customers’ enterprise intelligence initiatives. Our channel partners are system integrators, consulting firms, resellers, solution providers, managed service providers, original equipment manufacturers (“OEMs”) and technology companies. These firms use the MicroStrategy platform for a variety of commercial purposes and our agreements with them generally provide non-exclusive rights to market our offerings and allow access to our marketing materials, product training and direct sales force for field-level assistance. We make significant commitments to our channel partners, including technical training, certifications, pre-sales and sales enablement and marketing programs. Through our joint efforts, we believe customers are better able to minimize their risk and maximize the return on their business intelligence projects. Our channel partners allow us to leverage sales and service resources and marketing and industry-specific expertise to expand our user base and increase our market coverage.

Marketing

Our marketing programs target the following principal constituencies:

•	Our historical base of enterprise-wide operational and technology executives and departmental buyers across large global enterprises;

•	Corporate and departmental technology buyers in mid-sized enterprises;

•	Government technology buyers and the vendors to the government community;

•	Independent software vendors that want to embed our technology tools in their solutions; and

•	System integrators that have technology relationships with large enterprises, governments and information-intensive businesses.

We continually seek to increase our brand awareness by focusing our messaging on the possibilities for value creation, the benefits of using our platform and competitive differentiators. The channels we use to communicate with these constituencies include digital and social media, advertising, free and evaluation software, events, media coverage, channel partners and word-of-mouth and peer references.

Our Corporate Information

We are a Delaware corporation and our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. Our telephone number is (703) 848-8600. Our website address is www.microstrategy.com. Website materials are not part of and are not incorporated by reference into, this prospectus.

The trademarks and registered trademarks of MicroStrategy and its subsidiaries referred to herein include, but are not limited to, MicroStrategy, MicroStrategy 2021, HyperIntelligence, Dossier, MicroStrategy Cloud, Enterprise Semantic Graph, MicroStrategy Consulting, MicroStrategy Education, Global Delivery Center, Intelligent Enterprise, and Hyper.Now. Third-party product and company names mentioned herein may be the trademarks of their respective owners.

THE OFFERING

Class A common stock offered by us	Shares of our class A common stock having an aggregate offering price of up to $1,000,000,000.

Class A common stock to be outstanding immediately after this offering	Up to 1,936,333 shares, assuming sales of $1,000,000,000 shares of our class A common stock in this offering at a price of $516.44 per share, which was the last reported sale price of our class A common stock on The Nasdaq Global Select Market on June 11, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market” offering that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” beginning on page SA-18 of this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin. See “Use of Proceeds” on page SA-16 of this prospectus.

Nasdaq Global Select Market symbol	“MSTR”

Risk factors	You should read the “Risk Factors” section of this prospectus beginning on page SA-12 and the other information included in, or incorporated by reference into, this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our class A common stock.

The number of shares of our class A common stock that will be outstanding immediately after this offering as shown above is based on 7,782,568 shares outstanding as of June 11, 2021. The number of shares outstanding as of June 11, 2021 as used throughout this prospectus, unless otherwise indicated, excludes:

•	1,280,179 shares of class A common stock issuable upon exercise of stock options outstanding as of June 11, 2021 at a weighted average exercise price of $260.71 per share;

•	86,350 shares of class A common stock issuable upon the vesting of restricted stock units outstanding as of June 11, 2021;

•	560,138 and 100,000 additional shares of class A common stock available as of June 11, 2021 for future issuance under our 2013 Stock Incentive Plan and 2021 Employee Stock Purchase Plan, respectively;

•	1,964,025 shares of class A common stock issuable upon conversion of shares of class B common stock issued and outstanding as of June 11, 2021;

•

1,633,190 shares of class A common stock potentially issuable as of June 11, 2021 upon conversion of our 0.750% Convertible Senior Notes due 2025, subject to adjustment in accordance with the terms of such notes; and

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733,005 shares of class A common stock potentially issuable as of June 11, 2021 upon conversion of our 0% Convertible Senior Notes due 2027, subject to adjustment in accordance with the terms of such notes.

RISK FACTORS

An investment in our class A common stock involves a high degree of risk. Before deciding whether to invest in our class A common stock, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our class A common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

The market price of our class A common stock has been and may continue to be volatile and you may not be able to sell your shares at or above the price you pay in this offering.

The market price of our class A common stock has historically been volatile and this volatility has been significant in recent periods. Since August 11, 2020, the date on which we announced our initial purchase of bitcoin, the closing price of our class A common stock has increased from $123.62 as of August 10, 2020, the last trading day before our announcement, to $516.44 as of June 11, 2021, and has traded as high as $1,315.00 and as low as $122.38 during such period and the daily trading volume was as high as 2,319,700 shares and as low as 38,500 shares. The market price of our class A common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include, but are not limited to:

•	fluctuations in the price of bitcoin, of which we have significant holdings and expect to continue to make significant purchases of;

•	announcements about our transactions in bitcoin, including purchases using the net proceeds from this offering;

•	quarterly variations in our results of operations or those of our competitors;

•

announcements about our earnings that are not in line with analyst expectations, the likelihood of which may be enhanced because it is our policy not to give guidance relating to our anticipated financial performance in future periods;

•	announcements by us or our competitors of acquisitions, dispositions, new offerings, significant contracts, commercial relationships, or capital commitments;

•	our ability to develop, market, and deliver new and enhanced offerings on a timely basis;

•	commencement of, or our involvement in, litigation;

•	recommendations by securities analysts or changes in earnings estimates and our ability to meet those estimates;

•	investor perception of our Company;

•	announcements by our competitors of their earnings that are not in line with analyst expectations;

•	the volume of shares of our class A common stock available for public sale;

•	sales or purchases of stock by us or by our stockholders and issuances of awards under our stock incentive plan; and

•	general economic conditions and slow or negative growth of related markets, including as a result of the COVID-19 pandemic.

In addition, the stock market and the market for both bitcoin-influenced and technology companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in those markets. These market and industry factors may seriously harm the market price of our class A common stock, regardless of our actual operating performance.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially. Our management may not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We may use the net proceeds from this offering to purchase additional bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from this offering to purchase additional bitcoin. Bitcoin is a highly volatile asset that has traded below $10,000 per bitcoin and above $60,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus. In addition, bitcoin does not pay interest or other returns and so ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

Purchasers will experience immediate dilution in the book value per share of the class A common stock purchased in the offering.

The shares of class A common stock sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our class A common stock will be substantially higher than the net tangible book value per share of our outstanding class A common stock. Our net tangible book value represents our total assets less our digital assets (which are classified as intangible assets) and less our total liabilities. After giving effect to the sale of shares of our class A common stock in the aggregate amount of $1,000,000,000 at an assumed offering price of $516.44 per share, the last sale price of our class A common stock on June 11, 2021 on The Nasdaq Global Select Market, and after deducting estimated commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $(590.8) million, or approximately $(0.06) per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.14 per share to the existing holders of our class A common stock and an immediate dilution in as adjusted net tangible book value of approximately $516.50 per share to purchasers of our class A common stock in this offering.

Furthermore, the exercise of outstanding options or the conversion of outstanding convertible notes could result, and the vesting of outstanding restricted stock units will result, in further dilution to investors. In addition, the market price of our class A common stock could fall as a result of resales of any of these shares of class A common stock issuable upon such exercise, conversion, or vesting due to an increased number of shares of class A common stock available for sale in the market.

You may experience future dilution as a result of future equity or convertible debt offerings.

In order to raise additional capital, we may in the future offer additional shares of our class A common stock, or additional convertible debt or other securities convertible into or exchangeable for our class A common stock, at prices that may not be the same as the price per share that you pay in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Any such offerings could result in further dilution to you.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared or paid cash dividends on our class A common stock or class B common stock. We currently intend to retain all of our future earnings, if any, to purchase additional bitcoin and for the development of our enterprise analytics software business, and we do not intend to pay cash dividends in respect of our class A common stock or class B common stock in the foreseeable future. As a result, capital appreciation, if any, of our class A common stock will be your sole source of gain for the foreseeable future.

Risks Related to Our Indebtedness

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our indebtedness.

As of June 14, 2021, we had $2.2 billion in aggregate principal amount of total consolidated indebtedness outstanding, including:

•	$650.0 million aggregate principal amount of 0.750% Convertible Senior Notes due 2025 (the “2025 Notes”);

•	$1.050 billion aggregate principal amount of 0% Convertible Senior Notes due 2027 (the “2027 Notes”); and

•	$500.0 aggregate principal amount of 6.125% Senior Secured Notes due 2028 (the “2028 Notes” and, collectively with the 2025 Notes and the 2027 Notes, the “Notes”).

In addition, our bitcoin acquisition strategy anticipates that we may issue additional debt in future periods to finance additional purchases of bitcoin. Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including each of the Notes or any subsequently issued indebtedness, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling bitcoin or other assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may be required to repay the 2028 Notes prior to their stated maturity date, if the springing maturity feature is triggered, which may have a material adverse effect on us.

The 2028 Notes include a springing maturity feature, meaning they will ordinarily mature on June 15, 2028, but the maturity date will spring ahead to the date that is 91 days prior to the existing maturity date of the 2025 Notes (which is September 15, 2025), the 2027 Notes (which is November 16, 2026) or the maturity date of certain other convertible indebtedness then outstanding, unless on such dates (i) the Company has liquidity in excess of 130% of the amount required to pay in full in cash the then outstanding aggregate principal amount of and accrued interest on the 2025 Notes, the 2027 Notes or such other convertible indebtedness then outstanding, as applicable, or (ii) less than $100,000,000 of the aggregate principal amount of the 2025 Notes, the 2027 Notes or any such convertible indebtedness, as applicable, remains outstanding.

The springing maturity feature may or may not be triggered, and even if it is not triggered, the Company may subsequently default on any of the Notes, which would result in an event of default under the indentures governing these notes, which could lead to an acceleration or repayment of substantially all of our outstanding indebtedness which would have a material adverse effect on us.

USE OF PROCEEDS

From time to time, we may issue and sell shares of our class A common stock having aggregate sales proceeds of up to $1,000,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.

DIVIDEND POLICY

We have never declared or paid cash dividends on our class A common stock or class B common stock. We currently intend to retain all of our future earnings, if any, to purchase additional bitcoin and for the development of our business, and we do not intend to pay cash dividends in respect of our class A common stock or class B common stock in the foreseeable future.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $1,000,000,000 of our shares of class A common stock from time to time through Jefferies acting as agent. Sales of our shares of class A common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. We entered into the sales agreement on June 14, 2021.

Each time we wish to issue and sell shares of our class A common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of class A common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of class A common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 2% of the aggregate gross proceeds we receive from each sale of our shares of class A common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $344,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open of The Nasdaq Global Select Market on the day following each day on which our shares of class A common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of class A common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of class A common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of class A common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Jefferies and its affiliates have previously and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have and may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the shares of class A common stock offered hereby will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Jefferies LLC is being represented by Davis Polk & Wardwell LLP in connection with this offering.

EXPERTS

The consolidated financial statements of MicroStrategy Incorporated as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We also incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (File No. 000-24435):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 12, 2021;

•

the information in our proxy statement filed on April 15, 2021, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, as filed with the SEC on April 29, 2021;

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our Current Reports on Form  8-K as filed with the SEC on January  22, 2021, February  2, 2021, February  17, 2021, February  19, 2021, March  1, 2021, March  5, 2021, March  12, 2021, April  5, 2021, April  12, 2021, May  13, 2021, May  18, 2021, June  2, 2021, June  7, 2021, June  8, 2021 and June 14, 2021; and

•

The description of our class A common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 10, 1998, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 14, 2020, and including any amendments and reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

MicroStrategy Incorporated

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

Attention: Investor Relations

Email: ir@microstrategy.com

(703) 848-8600

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

Up to $1,000,000,000

Class A Common Stock

PROSPECTUS

Jefferies

June 14, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the offered class A common stock being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$(1)
Printing and engraving	(2)
Accounting services	(2)
Legal fees of registrant’s counsel	(2)
Transfer agent’s fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)

In accordance with Rules 456(b) and 457(r), we are deferring payment of the SEC registration fee for the securities offered under this registration statement other than the SEC registration fee of $109,100.00 due in connection with the $1,000,000,000 of our class A common stock that may be issued and sold from time to time under an Open Market Sale Agreement with Jefferies LLC.

(2)

These fees and expenses are calculated based on the class A common stock offered and the number of issuances and accordingly are not estimable at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”), our second amended and restated certificate of incorporation (“Certificate”) and our amended and restated bylaws (“Bylaws”).

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that our Certificate may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our Certificate provides that we will, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request, as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (any such person being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of any Indemnitee in connection with such action, suit or proceeding and any appeal therefrom; provided that we shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by our board of directors.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the offering of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Item 16. Exhibits.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

1.2	Open Market Sale Agreement, dated as of June 14, 2021, by and between the registrant and Jefferies LLC.

4.1	Second Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 000-24435)).

4.2	Amended and Restated By-Laws of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 30, 2015 (File No. 000-24435)).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm for the registrant.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24	Powers of Attorney (included in the signature pages to the Registration Statement).

*	To be filed by amendment or by a Current Report on Form 8-K.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act:

(i)

the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tysons Corner, Commonwealth of Virginia, on June 14, 2021.

MICROSTRATEGY INCORPORATED

By:	/s/ Michael J. Saylor
	Name:	Michael J. Saylor
	Title:	Chairman of the Board of Directors & Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of MicroStrategy Incorporated hereby severally constitute and appoint Phong Q. Le and W. Ming Shao, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable MicroStrategy Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Saylor Michael J. Saylor	Chairman of the Board of Directors & Chief Executive Officer (Principal Executive Officer)	June 14, 2021

/s/ Phong Le Phong Le	President & Chief Financial Officer (Principal Financial Officer)	June 14, 2021

/s/ Jeanine Montgomery Jeanine Montgomery	Senior Vice President & Chief Accounting Officer (Principal Accounting Officer)	June 14, 2021

/s/ Stephen X. Graham Stephen X. Graham	Director	June 14, 2021

/s/ Jarrod M. Patten Jarrod M. Patten	Director	June 14, 2021

Signature	Title	Date

/s/ Leslie Rechan Leslie Rechan	Director	June 14, 2021

/s/ Carl J. Rickertsen Carl J. Rickertsen	Director	June 14, 2021